DeVISSER GRAY LLP
CHARTERED ACCOUNTANTS

401-905 West Pender St
Vancouver BC V6C 1L6
t 604.687.5447
f 604.687.6737

February 16, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Re: Rare Element Resources Ltd.

We have read item 4.01(a) of the Form 8-K of Rare Element Resources Ltd. dated February 15, 2012, and agree with the statements concerning our Firm therein.

De Visser Gray LLP

DeVisser Gray LLP